Exhibit 99.2

Pinnacle Systems, Inc.

Corporate Office 280 N. Bernardo Avenue Mountain View, CA 94043 Tel: 650-526-1600 Fax: 650-526-1601 www.pinnaclesys.com

Media Contact

Paulien Ruijssenaars

(650) 237-1648

paulien@pinnaclesys.com

Investor Relations: ir@pinnaclesys.com

PINNACLE SYSTEMS REPORTS RESULTS FOR THE

FIRST QUARTER OF FISCAL YEAR 2004

MOUNTAIN VIEW, Calif., October 28th, 2003—Pinnacle Systems®, Inc. (NASDAQ: PCLE) today announced financial results for the first quarter of fiscal 2004, which ended September 30, 2003. Net sales for the first quarter of fiscal 2004 were $70,927,000, a 3% increase over net sales of $68,574,000 in the first quarter of fiscal 2003. The GAAP net loss for the first quarter of fiscal 2004 was $12,980,000 or $0.20 per share compared to a loss of $17,870,000 or $0.29 per share in the first quarter of last year.

The pro forma non-GAAP net loss for the first quarter of fiscal 2004 was $8,393,000 or $0.13 per share. This pro forma non-GAAP net loss excludes $2,820,000 in amortization of acquisition-related other intangible assets, $2,193,000 of expensed in-process research and development costs associated with the Dazzle video products acquisition in July 2003 and a $426,000 difference in GAAP and non-GAAP income taxes. By way of comparison, the pro forma non-GAAP net income reported for the first quarter of fiscal 2003 was $4,194,000, or $0.07 per share, which excludes $3,371,000 in amortization of acquisition related goodwill and intangible assets, $19,291,000 in the cumulative effect of a change in accounting principle and a $598,000 difference in GAAP and non-GAAP income taxes. The reconciliation of the GAAP to non-GAAP measurements for net income and earnings per share for the first quarter of fiscal 2004 and the first quarter of fiscal 2003 are set forth below with Pinnacle Systems’ financial statements.

By division, sales in the Broadcast and Professional (B&P) division in the first quarter of fiscal 2004 were $34,283,000, the GAAP operating loss for the B&P division was $1,559,000 and the non-GAAP operating loss for the B&P division was $1,115,000, which excludes $444,000 in amortization of acquisition related other intangible assets. Sales in the Business and Consumer (B&C) division in the first quarter of fiscal 2004 were $36,644,000, the GAAP operating loss for the B&C division was $11,344,000 and the non-GAAP operating loss for the B&C division was $6,775,000, which excludes $2,376,000 in amortization of acquisition related other intangible assets and $2,193,000 of expensed in-process research and development costs associated with the Dazzle video products acquisition in July 2003.

In March 2000, the Company acquired Digital Editing Services (DES). That acquisition included a provision that allowed DES shareholders to receive an earnout payable in shares of the Company’s common stock based on certain financial results of DES operations. In April 2001, the Company determined that no payout was payable; the Shareholders asserted that an earnout payment was payable. The matter was submitted to an independent arbitrator in October 2001. The Company believes it is likely that the arbitrator could provide a ruling within the next few weeks. To the extent the ruling is made prior to the filing of the Company’s Form 10-Q for the first quarter of fiscal 2004 and to the extent the ruling requires additional shares be issued to the DES shareholders, the value of those shares will increase goodwill associated with that acquisition, which will most likely lead to a goodwill impairment charge in the first quarter of fiscal 2004. Such a charge has not been included in the results provided above and would increase the GAAP net loss for the quarter.

Pinnacle Systems will host an audio web-cast at 2:00 p.m. (Pacific Time) on October 28, 2003, which can be heard live at www.pinnaclesys.com. Additionally, a replay of the conference call will be available at www.pinnaclesys.com for two weeks following the call. Thereafter, a transcript of the conference call will be available under the “Investor Relations” section of our website at http://www.pinnaclesys.com/aboutus/investorrelation.asp?Langue_ID=7 and will be available until October 28, 2004.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with GAAP, Pinnacle Systems uses non-GAAP measures of pro forma net income and pro forma earnings per share, which are adjusted from its GAAP results to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing Pinnacle Systems’ operating results in a manner that is focused on the performance of Pinnacle Systems’ ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About Pinnacle Systems, Inc.

Pinnacle Systems provides broadcasters and consumers with cutting-edge digital media creation, storage, and play-back solutions for use at Home, in the Studio and on the Air. Pinnacle Systems’ award winning digital media solutions are in use around the world for broadcast, video and audio editing, DVD and CDR authoring and on the Internet. A recognized industry leader, the Company has received nine prestigious Emmy Awards for its technical innovations and carries this commitment throughout all of its product lines. Pinnacle Systems may be reached at (650) 526-1600 or at www.pinnaclesys.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the potential arbitration decision with respect to the DES earnout dispute and the potential increase to goodwill associated with the DES acquisition and the potential goodwill impairment charge. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to the Company as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, Pinnacle Systems’ actual results may differ materially and adversely from those expressed in the forward-looking statements. Factors that may cause such a difference include, but are not limited to, risks related to the timing and outcome of the DES arbitration decision. These and other factors that could affect Pinnacle Systems’ business and financial results are detailed in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended June 30, 2003, including, but not limited to, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. All information set forth in this release and its attachments is made as of October 21, 2003, and Pinnacle Systems undertakes no obligation to revise or update publicly this information for any reason.

####

All trademarks and registered trademarks are the property of their owners. © 2003. Pinnacle Systems, Inc.

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	GAAP		NON-GAAP
	Three Months Ended September 30,		Three Months Ended September 30,
	2003	2002	2003	2002
Net sales	$70,927	$68,574	$70,927	$68,574
Costs and expenses:
Cost of sales	37,023	30,981	37,023	30,981
Engineering and product development	10,550	8,263	10,550	8,263
Sales, marketing, and service	25,265	19,668	25,265	19,668
General and administrative	5,979	4,810	5,979	4,810
Amortization of other intangible assets	2,820	3,371	—	—
In-process research and development	2,193	—	—	—

Total costs and expenses	83,830	67,093	78,817	63,722

Operating income (loss)	(12,903)	1,481	(7,890)	4,852

Interest and other income, net	326	390	326	390

Income (loss) before income taxes and cumulative effect of change in accounting principle	(12,577)	1,871	(7,564)	5,242

Income tax expense	403	450	829	1,048

Income (loss) before cumulative effect of change in accounting principle	(12,980)	1,421	(8,393)	4,194

Cumulative effect of change in accounting principle	—	(19,291)	—	—

Net income (loss)	$(12,980)	$(17,870)	$(8,393)	$4,194

Net income (loss) per share:
Basic	$(0.20)	$(0.30)	$(0.13)

Diluted	$(0.20)	$(0.29)		$0.07

Shares used to compute net income (loss) per share:
Basic	65,086	59,128	65,086

Diluted	65,086	62,018		62,018

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP AND NON-GAAP—BY DIVISION

(Unaudited, in thousands)

	Three Months Ended September 30, 2003
	Broadcast and Professional Division	Business and Consumer Division	Total
Net sales	$34,283	$36,644	$70,927

Costs and expenses:
Cost of sales	14,257	22,766	37,023
Engineering and product development	5,935	4,615	10,550
Sales, marketing, and service	11,642	13,623	25,265
General and administrative	3,564	2,415	5,979
Amortization of other intangible assets	444	2,376	2,820
In-process research and development	—	2,193	2,193

Total costs and expenses	35,842	47,988	83,830

GAAP operating loss	$(1,559)	$(11,344)	$(12,903)

Amortization of other intangible assets	444	2,376	2,820
In-process research and development	—	2,193	2,193

NON-GAAP operating loss	$(1,115)	$(6,775)	$(7,890)

	Three Months Ended September 30, 2002
	Broadcast and Professional Division	Business and Consumer Division	Total
Net sales	$35,007	$33,567	$68,574

Costs and expenses:
Cost of sales	14,821	$16,160	30,981
Engineering and product development	5,723	2,540	8,263
Sales, marketing, and service	9,845	9,823	19,668
General and administrative	2,767	2,043	4,810
Amortization of other intangible assets	2,856	515	3,371

Total costs and expenses	36,012	31,081	67,093

GAAP operating income (loss)	$(1,005)	$2,486	$1,481

Amortization of other intangible assets	2,856	515	3,371

NON-GAAP operating income	$1,851	$3,001	$4,852

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands)

	Three Months Ended September 30,
	2003	2002
Non-GAAP net income (loss)	$(8,393)	$4,194

Amortization of other intangible assets	(2,820)	(3,371)
In-process research and development	(2,193)	—
Cumulative effect of change in accounting principle	—	(19,291)
Income tax effect	426	598

GAAP net loss	$(12,980)	$(17,870)

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30, 2003	June 30, 2003
Assets

Current assets:
Cash and cash equivalents	$62,186	$62,617
Marketable securities	17,720	18,804
Accounts receivable, net	50,996	55,958
Inventories	43,481	38,086
Prepaid expenses and other current assets	7,146	9,197

Total current assets	181,529	184,662

Restricted cash	16,850	16,890
Property and equipment, net	15,262	14,040
Goodwill	75,668	60,632
Other intangible assets, net	36,147	29,341
Other assets	5,630	5,311

	$331,086	$310,876

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$17,688	$17,146
Accrued and other liabilities	52,175	49,489
Deferred revenue	13,906	10,100

Total current liabilities	83,769	76,735

Deferred income taxes	8,320	7,826
Long-term liabilities	803	158

Total liabilities	92,892	84,719

Shareholders’ equity:
Common stock	360,771	337,593
Accumulated deficit	(128,274)	(115,294)
Accumulated other comprehensive income	5,697	3,858

Total shareholders’ equity	238,194	226,157

	$331,086	$310,876